UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The first and second paragraphs of Item 1.01 to the Current Report on Form 8-K, as filed by the Registrant on June 20, 2018 (the “Original 8-K”), under Sale of Foreman Butte assets, are deleted and replaced in their entirety with the following paragraph:

On June 14, 2018, Samson Oil and Gas USA, Inc. (“Samson USA”), a wholly owned subsidiary of Samson Oil & Gas Limited (the “Company”), and Eagle Energy Partners I, LLC (“Eagle Energy”) entered into a Purchase and Sale Agreement dated June 12, 2018 (the “Purchase Agreement”) pursuant to which Eagle Energy agreed to purchase the leases, contracts, wells, property and other assets comprising the Foreman Butte Project, which constitutes substantially all of the Company’s assets. The purchase price is $40 million, subject to certain adjustments as provided in the Purchase Agreement. As required by the Purchase Agreement, Eagle Energy paid a $1 million deposit, with $250,000 paid to Samson USA (the “Partial Deposit”) and $750,000 paid into an escrow account (the “Escrow Deposit”), each subject to return or retention in accordance with the terms of the Purchase Agreement. Closing is contingent upon (a) Eagle Energy’s ability to obtain satisfactory financing within 15 days of the execution of the Purchase Agreement and (b) the approval of the transaction by the Company’s shareholders. The sale is to be effective as of January 1, 2018 and closing is to occur five days after the Company’s shareholders approve the transaction. The Purchase Agreement contains certain termination rights for both Samson USA and Eagle Energy, including the right of either party to terminate the agreement if the aggregate reduction to the purchase price resulting from environmental defects or resulting from title defects exceeds 15% of the purchase price.

Item 7.01 is added to the Original 8-K as follows.

Item 7.01 Regulation FD Disclosure

On June 26, 2018, the Company issued a press release announcing the Purchase Agreement. The press release is furnished as Exhibit 99.1 hereto.

Item 9.01 of the Original 8-K is hereby amended to reflect the filing of the June 26, 2018 press release as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated June 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2018

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont Chief Financial Officer